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EXHIBIT 1. UNDERWRITING AGREEMENT WITH COMMUNITY BANC INVESTMENTS, INC.

                          Ohio State Bancshares, Inc.
                               111 S. Main Street
                               Marion, Ohio 43302
                                November 4, 1998

Community Banc Investments, Inc.
26 East Main Street
New Concord, Ohio 43762
Attn: Mr. Greig A. McDonald, President

RE: Underwriting of Common Stock, Par Value, $10.00, (the "Common Stock"), to be Issued and Sold by Ohio State Bancshares, Inc.

Dear Mr. McDonald:

     This letter confirms our agreement to retain Community Banc Investments, Inc., a licensed securities dealer in Ohio ("Community Banc"), to serve as underwriter, on a best efforts basis, of up to a maximum of 24,800 shares of the Common Stock of Ohio State Bancshares, Inc., at a price of $47.00 per share, subject to the terms, provisions, and conditions of this Agreement and in accordance with the terms, provisions and conditions set forth in the Prospectus (the "Prospectus"). The General Offering shall hereinafter collectively be referred to as the "Offering."

     1.   REPRESENTATION AND WARRANTIES OF OHIO STATE BANCSHARES.

     Ohio State Bancshares, Inc. represents and warrants to Community Banc that:

          (a) Ohio State Bancshares, Inc., is a corporation duly organized and existing in good standing under the laws of the State of Ohio with corporate power and authority to own property and to carry on its business,

          (b) The Offering is being made in accordance with the General Corporation Law of the State of Ohio, and will be fully registered under the Securities Act of 1933, as amended (the "Act"). The offering will qualify for sale in each state in which the Company has shareholders under each such state's respective "blue sky" laws.

          (c) Ohio State Bancshares, Inc. has full corporate power and authority to sign this Agreement and undertake the Offering as contemplated, and no approvals or consents, except as may be required under the Act and state securities laws is required for the consummation of the Offering and any transactions contemplated thereby, and
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Community Banc Investments, Inc.
November 4, 1998
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          (d)   The Prospectus, any exhibits, schedules or attachments thereto, or any written statement furnished to prospective investors by Ohio State Bancshares, Inc. in connection with the Offering, does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make any statement therein not misleading. There is no fact which Ohio State Bancshares, Inc. has not disclosed to Community Banc or any prospective investor in writing which materially affects adversely nor, so far as Ohio State Bancshares, Inc. can now foresee, will materially affect adversely the business, prospects, properties, profits, or condition (financial or otherwise) of Ohio State Bancshares, Inc.

     2.   REPRESENTATION AND WARRANTIES OF COMMUNITY BANC.

     Community Banc hereby represents and warrants to Ohio State Bancshares, Inc. that:

          (a) Community Banc is a licensed securities dealer in the State of Ohio, which is the only state in which Community Banc will offer and sell the Common Stock on behalf of Ohio State Bancshares, Inc., in the Offering, and Community Banc shall remain duly licensed in such state throughout the term of the offer and sale of the Common Stock and shall comply with all statutes and other requirements applicable to it as a licensed securities dealer,

          (b) Community Banc will act in its capacity as underwriter of the Common Stock only in accordance with the terms and conditions set forth herein and in the Prospectus; and

          (c) Community Banc has full corporate power and authority to sign this Agreement and to undertake underwriting of the Offering as contemplated.

     3.   SERVICES AND FEE.

     Community Banc agrees to use its best efforts to sell shares of the Common Stock of Ohio State Bancshares, Inc. in the Public Offering (as described in the Prospectus) in Ohio. Community Banc shall have no obligation to purchase any of the shares.

     As consideration for Community Banc's services hereunder, Ohio State Bancshares, Inc. shall pay to Community Banc (a) Two Dollars ($2.00) for each share sold of the Common Stock sold by Community Banc in Ohio on behalf of Ohio State Bancshares in the Public Offering. Ohio State Bancshares shall not compensate Community Banc on behalf of Ohio State Bancshares for any shares sold in the Rights Offering (as described in the Prospectus). In no event will Community Banc's commission exceed 3% of the total proceeds of the Offering.

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Community Banc Investments, Inc.
November 4, 1998
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     4.   COVENANT OF OHIO STATE BANCSHARES.

     If any event shall have occurred as a result of which the Prospectus (including any exhibits, schedules or attachments thereto) or any other written materials previously furnished to prospective investors would include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein nor misleading, Ohio State Bancshares, Inc. shall notify Community Banc and, upon Community Banc's request, shall prepare and furnish Community Banc with a supplement or amendment to the Prospectus or other written materials, as applicable, which will correct such statement or omission as Community Banc may from time to time reasonably request.

     5.   INDEMNIFICATION.

          (a) Ohio State Bancshares, Inc. shall indemnify and hold harmless Community Banc, and each of its controlling persons within the meaning of the Act, against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees) to which Community Banc or any such controlling person may become subject, insofar as such losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees), or actions in respect thereof, arise out of or are based upon any actions, in connection with the Offering and sale of the Common Stock by Ohio State Bancshares, Inc. or its agents (other than by Community Banc, its employees or affiliates), employees or affiliates, which are alleged to be in violation of the Act, or any other applicable federal or state securities law or regulation or the terms and conditions of the Offering set forth in the Prospectus.

          (b) Community Banc shall indemnify and hold harmless Ohio State Bancshares, Inc. and each of its controlling persons within the meaning of the Act, against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees) to which Ohio State Bancshares, Inc. or any such controlling person may become subject, insofar as such losses, claims, damages, liabilities, costs and expenses (including attorneys' and experts' fees), or actions in respect thereof, arise out of or are based upon the activities of Community Banc as underwriter in the offering of the Common Stock, which are alleged to be in violation of the Act or any other applicable federal or state securities law or regulation, or the terms and conditions of the Offering set forth in the Prospectus.

          (c)    Promptly after receipt by an indemnified party under this
     Section 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under the Section 5, notify the indemnifying party of the commencement thereof; but the



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Community Banc Investments, Inc.
November 4, 1998
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     omission to so notify the indemnifying party shall not relieve it from any liability under the Section 5. In the event any such action is brought against any indemnified party, and it notifies and indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
     Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     6.   REPRESENTATIONS AND INDEMNITIES TO SURVIVE THE OFFERING.

          The respective indemnities, agreements, representations, warranties, covenants and other statements of Ohio State Bancshares, Inc. and Community Banc set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of Ohio State Bancshares, Inc. or Community Banc, or any controlling person of either, and shall survive the consummation of the Offering.

     7.   SUCCESSORS.

          This Agreement shall be binding upon and inure solely to the benefit of Ohio State Bancshares, Inc. and Community Banc and to the extent provided in Section 5, any person who controls Ohio State Bancshares, Inc. or Community Banc, or their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of the Agreement. No investor of any of the shares of the Common Stock shall be constructed a successor or assign by reason merely of such purchase.

     8.   APPLICABLE LAW.

          This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio and, to the extent that it may involve any United States statute, with the laws of the United States.

     9.   ENTIRE AGREEMENT.

          This Agreement constitutes the entire agreement between the parties and no amendment, change, modification or alteration of this Agreement shall be valid unless it is in writing and signed by the parties hereto.




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Community Banc Investments, Inc.
November 4, 1998
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    10.   Original Document.

          This Agreement may be executed by both parties in counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same Agreement.

    If this letter accurately sets forth the understanding between us, please sign the enclosed copy of this letter below and return the signed copy to Ohio State Bancshares, Inc. at which time this letter will become a mutually binding obligation.

                                      Very truly yours,

                                      Ohio State Bancshares, Inc.



                                      By: /s/ Gary E. Pendleton
                                         ------------------------------
                                      Its: President and Chief Executive Officer



AGREED TO AS OF THE ABOVE DATE

COMMUNITY BANC INVESTMENTS, INC.

By: /s/ Greig A. McDonald
   --------------------------------
    Greig A. McDonald
    President